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                                                                 EXHIBIT (a)(4)

                      FORM OF NOTICE OF CHANGE IN ELECTION

         If you previously elected to accept or reject Net2Phone's offer to reprice your options (the "Offer"), and you would like to change your election, you must sign this Notice and return it by mail, fax or hand deliver to us at Net2Phone, Inc., 520 Broad Street, Newark, New Jersey 07102, Attn: Susan Burman (facsimile number: (973-412-3800) before 11:59 P.M., Eastern Standard Time, on March 4, 2002, unless the Offer is extended.

To:      Net2Phone, Inc.
         520 Broad Street, 12th. Floor
         Newark, New Jersey 07102
         Attn: Susan Burman
         Telephone:        (973) 412-2841
         Facsimile:        (973) 412-3800


         I previously received a copy of the Offer to Reprice, the Cover Letter to Eligible Option Holders, and an Election Form. I signed and returned the Election Form, in which I elected to:

         [    ]   Accept the Repricing Program.

         [    ]   Reject the Repricing Program.

         I now wish to change my election as follows:

         [    ]   FROM ACCEPT TO REJECT. I accepted Net2Phone's Offer and now wish to change that election and reject your Offer.

         [   ]    FROM REJECT TO ACCEPT.  I rejected Net2Phone's Offer and now wish to change that election and accept your offer.


         I understand that by signing this Notice and delivering it you at the above address, I have read, understand and agree to all of the terms and conditions of the Offer.


Signature:____________________________    Date:________________________________
Name:_________________________________    Address:_____________________________
Capacity:_____________________________    _____________________________________
Tax ID/SSN:___________________________    Telephone No.:  (___) ___-____